As filed with the Commission on July 13, 2007                                                  File No. 333 -

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PORTAGE RESOURCES INC.
(Name of small business issuer in its charter)

Nevada	1099	Applied for
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification No.)

990 Richard Street, Saint Wenceslas, Quebec, Canada, G0Z 1J0
Telephone: (819) 740-0810
(Address and telephone number of principal executive offices)

990 Richard Street, Saint Wenceslas, Quebec, Canada, G0Z 1J0
(Address of principal place of business or intended principal place of business)

Empire Stock Transfer Inc. 2470 St. Rose Parkway, Henderson, NV, 89075
Telephone: (702) 818 - 5898
(Name, address and telephone number of agent of service)

Copies to:
Daniel B. Eng, Esp.
Suite 230 - 1455 Response Road, Sacramento, California, 95814
Telephone: (916) 752-1553 Fax: (916) 576-2642

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered	Proposed maximum offering price per share (i) (ii)	Proposed maximum aggregate offering price	Amount of Registration fee (iii)

Common stock	513,000	$0.05	$25,650.00	$3.27

(i) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(ii)
There is no public market for the securities of Portage Resources Inc. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the offering price for shares of Portage Resources Inc. sold to subscribers by way of a private placement offering memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares unless our common stock is subsequently quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(iii)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

Prospectus                                                    Subject to Completion
                                        Date: July 13, 2007

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offering or sale is not permitted.

PORTAGE RESOURCES INC.

Offering Price: $ 0.05 per share
Offering by Selling Securities Holders: 513,000 Shares of Common Stock

We are registering 513,000 shares of our common stock for resale by the selling security holders identified in this prospectus. We will not receive any of the proceeds for the sale of the shares by the selling security holders. The shares are being registered to permit public secondary trading of the shares being offered by the selling security holders named in this prospectus. The number of shares of Portage Resources Inc. being registered by selling security holders is 32.2% of our issued and outstanding common stock.

There is no public market for Portage Resources Inc.’s common stock.

The selling security holders will sell at a price of $0.05 per share, provided that if our shares are subsequently quoted on the OTC Bulletin Board (“OTCBB”) selling security holders may sell at prevailing market prices or privately negotiated prices. It is our intention to find a market maker who will make an application to the NASD to have our shares accepted for quotation on the OTCBB once this registration statement becomes effective. There is no assurance our application to the NASD will be approved.

Investing in our common stock involves a high degree of risk. The reader should carefully consider the factors described under the heading “Risk Factors” beginning at page 5.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dealer Prospectus Delivery Instructions

Until , 2007 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is July , 2007.

Table of Contents

Summary of Prospectus	3

Risk Factors	5

Use of Proceeds	12

Determination of Offering Price	13

Selling Security Holders	13

Plan of Distribution; Terms of the Offering	15

Business	17

Management’s Discussion and Analysis or Plan of Operations	27

Management	32

Executive Compensation	35

Principal Shareholders	36

Description of Securities	37

Certain Transactions	39

Litigation	40

Interest of Named Expert and Counsel	40

Market for Common Shares	40

Additional Information	41

Financial Statements	42

SUMMARY OF PROSPECTUS

This summary provides an overview of all material information contained in this prospectus. Before making a decision to purchase the shares our selling security holders are offering you should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

Our Business

The Company was incorporated under the laws of the State of Nevada on July 20, 2006 under the name of Portage Resources Inc. (“Portage”). Our fiscal year end is May 31. Our executive offices are located at 990 Richard Street, Saint Wenceslas, Quebec, Canada, G0Z 1J0. Our telephone is (819) 740 - 0810. We do not have any subsidiaries, affiliated companies or joint venture partners.

We are a start-up mineral company in the pre-exploration stage and have not generated any operating revenues since inception. We have incurred losses since inception and our auditors have issued a going concern opinion since we must raise additional capital, through the sale of our securities, in order to fund our operations. There is can be no assurance we will be able to raise this capital.

Our sole mineral property, the ROK 1-20 Claims (hereinafter the “Portage Claims”), is located in the Yukon Territory (“Yukon”), Canada. We are the registered and beneficial owner of a 100% interest in the Portage Claims located in Yukon, Canada. Portage acquired the Portage Claims by staking for the sum of $3,263 on December 13, 2006. We own no other mineral property and are not engaged in the exploration of any other mineral properties.

There can be no assurance that a commercially viable mineral deposit, an ore reserve, exists on the Portage Claims or can be shown to exist unless and until sufficient and appropriate exploration work is carried out and a comprehensive evaluation of such work concludes economic and legal feasibility. Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise. To date, we have not conducted any exploration work on the Portage Claims. We have funds sufficient to complete only Phase 1 of a three-phase exploration program recommended for the Portage Claims. We anticipate completing Phase I during the early fall of 2007.

We have no full-time employees and management of Portage, all of whom reside in Quebec, Canada, devotes a very small percentage of their time to the affairs of the Company. While none of our officers and directors is a director or officer of any other company involved in the mining industry there can be no assurance such involvement will not occur in the future. Such involvement could create a conflict of interest.

The following sets forth the number and percentage of outstanding shares of common stock that will be sold by:

	Number	Percentage
Selling security holders other than our two officers and directors	393,000	24.7%
Our two officers and directors who are among the Selling security holders	120,000	7.5%
All selling security holders including our two officers and directors	513,000	32.2%

The Offering

Common stock offered
513,000 offered by the selling security holders including 120,000 shares by our directors and officers detailed in the section of the Prospectus entitled “Selling Security Holders” beginning on page  13.

Shares of Common stock outstanding as of the date of this Prospectus	1,593,000 shares

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Plan of Distribution
The offering is made by the selling security holders named in this Prospectus to the extent they sell shares. Sales may be made at $0.05 per share, provided that if our shares are subsequently traded on the OTCBB, selling security holders may sell at market or privately negotiated prices.

Risk Factors
You should carefully consider all the information in this Prospectus. In particular, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 5 before deciding whether to purchase the common shares.

Selected Financial Information

The following financial information summarizes the more complete historical financial information set out in our audited financial statements filed with this prospectus:

From date of inception (June 20,2006) to May 31, 2007
Statement of Expenses Information:

Revenue	$ Nil
Net Losses	24,806
Total Operating Expenses	24,806
Exploration Costs	7,503
General and Administrative	17,303

As at May 31, 2007
Balance Sheet Information:

Cash	$ 17,517
Total Assets	17,517
Total Liabilities	21,437
Stockholders’ deficiency	(3,956)

On February 21, 2007 the officers and directors of the Company completed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 1,200,000 shares of common stock were sold at the price of $0.001 per share to raise $1,200. On May 31, 2007 Portage completed a further private placement pursuant to Regulation S of the Securities Act of 1933, whereby 393,000 common shares were sold at the price of $0.05 per share to raise $19,650. The aggregate total cash raised from the sale of shares was $20,850. Of these funds raised $13,124 remains in cash as of June 30, 2007, with the balance of $7,726 having been expended as follows:

Accounting and audit	$ 2,500
Bank charges	51
Filing fees	275
Management fees	3,000
Rent	900
Transfer agent’s fees	1,000
Amounts paid from proceeds as of June 30, 2007	$ 7,726

Risk Factors

An investment in our securities involves an exceptionally high degree of risk and is extremely speculative. In addition to the other information regarding Portage contained in this Prospectus, you should consider many important factors in determining whether to purchase the shares being offered. The following risk factors reflect the potential and substantial material risks which could be involved if you decide to purchase shares in this offering.

Risks Associated with our Company:

1.
Because our auditors have issued a going concern opinion and because our officers and directors may not loan any additional money to us, we may not be able to achieve our objectives and may have to suspend or cease exploration activity.

Our auditors' report on our May 31, 2007 financial statements expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business for the next twelve months. Because our officers and directors maybe unwilling to commit to loan or advance additional capital to us, we believe that if we do not raise additional capital through the issuance of treasury shares, we will be unable to conduct exploration activity and may have to cease operations and go out of business.

2.
Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our sole property, the Portage Claims, do not contain any reserves, and any funds spent on exploration will be lost. If we cannot raise further funds as a result, we may have to suspend or cease operations entirely which would result in the loss of your investment.

3.	We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease exploration activity or cease operations.

We were incorporated on July 20, 2006, have not yet conducted any exploration activities and have not generated any revenues. We have an insufficient exploration history upon which to properly evaluate the likelihood of our future success or failure. Our net loss from inception to May 31, 2007, the date of our most recent audited financial statements is $24,806. Our ability to achieve and maintain profitability and positive cash flow in the future is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to locate an economic ore reserve
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. We cannot guarantee we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

4.
Because our officers and directors do not have technical training or experience in starting, and operating an exploration company nor in managing a public company, we will have to hire qualified personnel to fulfill these functions. If we lack funds to retain such personnel, or cannot locate qualified personnel, we may have to suspend or cease exploration activity or cease operations that will result in the loss of your investment.

Because our officers and directors are inexperienced with exploring for minerals and starting, and operating a mineral exploration company, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. Our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our exploration, earnings and ultimate financial success could suffer irreparable harm due to certain of management's lack of experience in this industry. Additionally, our officers and directors have no direct training or experience in managing and fulfilling the regulatory reporting obligations of a ‘public company’ like Portage. Unless our two part time officers are willing to spend more time addressing these matters, we will have to hire professionals to undertake these filing requirements for Portage and this will increase the overall cost of operations. As a result we may have to suspend or cease exploration activity, or cease operations altogether, which will result in the loss of your investment.

5.	We have no known ore reserves. Without ore reserves we cannot generate income and if we cannot generate income we will have to cease exploration activity which will result in the loss your investment.

We have no known ore reserves. Even if we find gold or uranium mineralization we cannot guarantee that any gold or uranium mineralization will be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold or uranium mineralization in sufficient quantity to warrant recovery, we cannot guarantee that the ore will be recoverable. Finally, even if any gold or uranium mineralization is recoverable, we cannot guarantee that this can be done at a profit. Failure to locate gold or uranium deposits in economically recoverable quantities will mean we cannot generate income. If we cannot generate income we will have to cease exploration activity, which will result in the loss of your investment.

6.	If we don't raise enough money for exploration, we will have to delay exploration or go out of business, which will result in the loss of your investment.

We are in the very early pre-exploration stage. We need to raise additional capital to undertake our planned exploration activity. We do not have sufficient cash on hand to continue operations for twelve months. Unless we raise additional capital, through loan advances from our officers and directors and/or the issuance of treasury shares, we may not be able to complete even Phase I of our planned exploration activity. You may be investing in a company that will not have the funds necessary to conduct any meaningful exploration activity due to our inability to raise additional capital. If that occurs we will have to delay exploration or cease our exploration activity and go out of business which will result in the loss of your investment.

7.
Because we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.

Provided we are able to undertake even Phase I of our planned exploration activity, any potential development of and production from our exploration property depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Because we are small and do not have much capital, we must limit our exploration activity unless and until we raise additional capital. Any decision to expand our operations on our exploration property will involve the consideration and evaluation of several significant factors including, but not limited to:

●	Costs of bringing the property into production including exploration preparation of production feasibility, and construction of production facilities;
●	Availability and cost of financing;
●	Ongoing costs of production;
●	Market prices for the minerals to be produced;
●	Environmental compliance regulations and restraints; and
●	Political climate and/or governmental regulations and controls.

Such programs will require very substantial additional funds. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

8.	We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend exploration activity.

Provided we have sufficient funds to carry out exploration activity, competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials as and when we are able to raise the requisite capital. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

9.
Because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic which may result in periodic interruptions or suspensions of exploration.

Our President and CEO, will be devoting only 10% of her time, approximately 15 hours per month, to our operations our business. Our CFO and Secretary-Treasurer will be devoting only approximately 10 hours per month to our operations. As a consequence our business may suffer. For example, because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic or may be periodically interrupted or suspended. Such suspensions or interruptions may cause us to cease operations altogether and go out of business.

10. Because we may be unable to meet property maintenance requirements or acquire necessary mining licenses, we may lose our interest in the Portage Claims.

In order to maintain our interest in the Portage Claims we must make an annual payment and/or expend certain minimum amounts on the exploration of the mineral claims of at least $1,840 ($2,000 Cdn) or $92 ($100 Cdn) per claim each year. If we fail to make such payments or expenditures in a timely fashion, we may lose our interest in the mineral claims. Further, even if we do complete exploration activities, we may not be able to obtain the necessary licenses to conduct mining operations on the property, and thus would realize no benefit from exploration activities on the property.

11. Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, the Portage Claims, our sole property, does not have a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. There are also physical risks to the exploration personnel working in the rugged terrain of Yukon, often in poor climatic conditions. Previous mining exploration activities may have caused environmental damage to the Portage Claims. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If the Portage Claims is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

12. No matter how much money is spent on the Portage Claims, the risk is that we might never identify a commercially viable ore reserve.

No matter how much money is spent over the years on the Portage Claims, we might never be able to find a commercially viable ore reserve. Over the coming years, we could spend a great deal of money on the Portage Claims without finding anything of value. There is a high probability the Portage Claims does not contain any reserves so any funds spent on exploration will probably be lost.

    13. Even with positive results during exploration, the Portage Claims might never be put into commercial production due to inadequate tonnage, low metal prices or high extraction costs.

Even if , as a result of future exploration programs, we are successful in identifying a source of minerals of good grade we might still fail to find such minerals in the quantity, the tonnage, required to make commercial production feasible. If the cost of extracting any minerals that might be found on the Portage Claims is in excess of the selling price of such minerals, we would not be able to develop the Portage Claims. Accordingly even if ore reserves were found on the Portage Claims, without sufficient tonnage we would still not be able to economically extract the minerals from the Portage Claims in which case we would have to abandon the Portage Claims and seek another mineral property to develop, or cease operations altogether.

14. Because we have not put a mineral deposit into production before, we will have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our property into production and you may lose your investment.

We have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place a mineral deposit into production.

15. Our directors and officers controls a substantial number of our outstanding shares and will be able to effect corporate transactions without further shareholder approval.

Our directors and officers own 75.3% of our outstanding shares. Because of their control, they will be able to approve certain corporate transactions without seeking further shareholder approval. In addition, because of their control, it will be harder to change the board of directors and management.

Risks Associated with this Offering:

16. Without a public market there is no liquidity for our shares and our shareholders may never be able to sell their shares which would result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system and do not have a market maker which results in no market for our shares. Therefore, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTC Bulletin Board (“OTCBB”) whereby:

●	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel; and

●	We will not be quoted on the OTCBB unless we are current in our periodic reports; being at a minimum Forms 10K-SB and 10QSB; filed with the SEC or other regulatory authorities.

Presently, we estimate the time it will take us to become effective with this prospectus will be six months plus twelve to eighteen additional weeks thereafter to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB. If this is the case, there will be no liquidity for the shares of our shareholders.

17.	Even if a market develops for our shares our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

●	Potential investors’ anticipated feeling regarding our results of operations;
●	Increased competition and/or variations in mineral prices;
●	Our ability or inability to generate future revenues; and
●	Market perception of the future of the mineral exploration industry.

In addition, if our shares are traded on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

18. We anticipate the need to sell additional treasury share in the future meaning that there will be a dilution to our existing shareholders resulting in their percentage ownership in the Company being reduced accordingly.

We expect that the only way we will be able to acquire additional funds is through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.

19. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Glossary of Geological and Technical Terms

The following represents various geological and technical terms used in this prospectus which the reader may not be familiar with.

Word	Definition

Assay	An analysis to determine the quantity of one or more elemental components of a rock sample.

Breccia	A rock type with angular fragments of one composition surrounded by rock of another composition or texture.

Claim	A portion of mining ground held under the laws of Fiji by Portage Resources Inc.

Deposit	Mineral deposit or ore deposit is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploration.

Epithermal	Fluids, coming off a hot intrusive body of molten rocks, which solidify.

Fault	A break in the earth’s crust caused by tectonic forces which `have moved rock to one side with respect o the other.

Felsic	Term used to describe the amount of light-colored feldspar and silica minerals in an igneous rock. Complement of mafic.

Geophysical surveys	The exploration of an area in which geophysical properties and relationships unique to the area are mapped by one or more geophysical methods - in boreholes, airborne or satellite platforms.

Intrusive	A rock mass formed below earth's surface fi7om molten magma which was intruded into a pre-existing rock mass and cooled to a solid.

Mafic	Pertaining to or composed of the ferrmagnesion rock-forming silicates, said of some igneous rocks and their constituent minerals.

Metamorphic Rock	Any rock derived from other rocks by chemical, mineralogical and structural changes resulting from pressure, temperature or shearing stress.

Mineralization	Potential economic concentration of commercial metals occurring in nature.

Ore	The natural occurring mineral from which a mineral or minerals of economic value can be extracted profitable or to satisfy social or political objectives.

Pryite	A pale bronze or brass yellow metal which is often called “fool’s gold”.

Quartz	It is the most common of all solid minerals and may be colorless and transparent.

Reserve
(1)  That part of a mineral deposit which could be economically and legally extracted or produced at the time the reserve is determined.
(2)  Proven: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the site for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.
(3)  Probable: Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measure) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than for proven (measured) reserves, is high enough to assume continuity between points of observation.

Schist	A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.

Sediments
Solid fragmental material that originates from weathering of rocks and is transported or deposited by air, water, or ice, or that accumulates by other natural agents, such as chemical precipitation from solutions or secretion by organisms, and forms in layers on the Earth’s surface at ordinary temperatures in a loose, unconsolidated form.

Shear	A deformation resulting from stresses that cause or tend to cause contiguous parts of a body to slide relatively to each other in a direction parallel to their plane of contact.

Soil sample	A sample of surface material analyzed by lab techniques to test the content of trace elements occurring in nature: copper , lead, zinc, etc.

Volcanic rocks	Igneous rocks formed from magma that has flowed out of, or has been violently ejected from, a volcano.

Foreign Currency and Exchange Rates

Our mineral property is located in Yukon, Canada and costs expressed in the geological report on the claims are expressed in Canadian Dollars. For purposes of consistency and to express United States Dollars throughout this registration statement, Canadian Dollars have been converted into United States currency at the rate of US $1.00 being approximately equal to Cdn $ 1.08 or Cdn. $1.00 being approximately equal US $ 0.92 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

However, we have agreed to pay the expenses of registering the securities covered by this Prospectus. As at July 15, 2007, management expects such expenses to total $ 32,653 as detailed below:

Expenses of this offering paid to date:

SEC filing fees	$ 3
Consultant and legal fees Registration Statement preparation	12,500
Independent auditors fee	2,500
Offering expenses incurred to date		$ 15,003

Management expects to incur the following additional expenses in connection with with this offering:

Consulting fee - Registration statement preparation	15,000
Internal accountant (i)	1,950
Independent auditors (i)	500
Printing, photocopy and delivery	200
Offering expenses to be incurred		17,650

Total offering costs		$ 32,653

(i)
Estimate to prepare first quarter financial statements for the quarter ending August 31, 2007 which may be required to be filed with this registration statement. The fees of
$ 1,950 due to the internal accountant also include $1,200 for the preparation of working papers for the year ended May 31, 2007 included in this registration statement.

                        DETERMINATION OF OFFERING PRICE

There is no established public market for our common stock being registered. The offering price of the shares offered by selling security holders should not be considered as an indicator of the future market price of the securities.

The facts considered in determining the offering price were Portage’s financial condition and prospects, its lack of operating history and general conditions of the securities market. The offering price should not be construed as an indication of, and was not based upon, the actual value of Portage. The offering price bears no relationship to Portage’s book value, assets or earnings or any other recognized criteria of value and could be considered to be arbitrary.

The selling shareholders are free to offer and sell their common shares at such times and in such manner as they may determine. The types of transactions in which the common shares are sold may include negotiated transactions. Such transactions may or may not involve brokers or dealers. The selling security holders are expected to sell their shares at the offering price of $0.05 per share unless and until our shares are quoted on the OTCBB or the “Pink Sheets” following which selling security holders may sell their shares at the market price. The selling security holders have advised us that none have entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares. The selling security holders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. We will pay all of the expenses of the selling security holders, except for any broker dealer or underwriter commissions, which will be paid by the security holder.

SELLING SECURITY HOLDERS

The selling security holders named in this prospectus, all of whom are residents of the Provinces of Ontario or Quebec, Canada, are offering for sale 513,000 shares of common stock of the Company. Portage will not receive any proceeds from the sale of shares by selling security holders. 393,000 of the shares being offered by the selling security holders were acquired from Portage for the price of $0.05 per share in an offering, exempt from registration pursuant to Regulation S of the Securities Act of 1933, completed May 31, 2007. The remaining 120,000 shares being offered represent 10% of the shares of the Company owned by each of our President and our Secretary Treasurer. Their shares were acquired on February 21, 2006 at the price of $0.001 per share. None of our directors or officers will be engaged in any selling efforts on behalf of the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a broker-dealer.

The selling security holders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. A selling security holder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling security holders obligated to sell all or any portion of the shares at any time. Therefore, no assurance can be given by Portage as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling security holders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling security holders, including:

●	The number of shares owned by each prior to this offering;
●	The total number of shares that are to be offered for each;
●	The total number of shares that will be owned by each upon completion of the offering; and
●	The percentage owned by each upon completion of the offering assuming such selling shareholder sells all of their common stock offered in this registration statement.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. We have based the percentage owned by each on our 1,593,000 shares of common stock outstanding as of the date of this prospectus. Of the 513,999 shares offered for sale (32.2% of our issued shares), 120,000 (7.5% of our issued shares) are offered by the Company’s two officers and directors:

Name of Shareholder	Common Stock Beneficially Owned Prior to Offering	Common Stock Offered Hereby (1)	Common Stock Beneficially Owed Following the Offering (1)

		No. of Shares %	No. of Shares %

Marie Pierre Heber	15,000	15,000	0.94%	Nil	Nil
Sandra Leclerc	10,000	10,000	0.63%	Nil	Nil
Evillaume Turmel	10,000	10,000	0.63%	Nil	Nil
Frederic Poirier	7,000	7,000	0.44%	Nil	Nil
Meggy Tremblay	20,000	20,000	1.25%	Nil	Nil
Genevieve Chauvette	10,000	10,000	0.63%	Nil	Nil
Jonathan Chauvette	12,000	12,000	0.75%	Nil	Nil
Marie Claude Chauvette	13,000	13,000	0.82%	Nil	Nil
Sarah Martineau	15,000	15,000	0.94%	Nil	Nil
Jacques Bergeron	16,000	16,000	1.00%	Nil	Nil
Geneviere Richard	11,000	11,000	0.69%	Nil	Nil
Andre Lamothe	10,000	10,000	0.63%	Nil	Nil
Nathalie C. Lamothe	18,000	18,000	1.13%	Nil	Nil
Francine Morin	12,000	12,000	0.75%	Nil	Nil
Mylene Caron	13,000	13,000	0.82%	Nil	Nil
Mario Caron	17,000	17,000	1.07%	Nil	Nil
Yvon Morin	9,000	9,000	0.57%	Nil	Nil
Tommy Lamonte	7,000	7,000	0.44%	Nil	Nil
Germain Nobert	10,000	10,000	0.63%	Nil	Nil
Mathieu Caron	10,000	10,000	0.63%	Nil	Nil
Melanie Thibodeau	10,000	10,000	0.63%	Nil	Nil
Lucie Gosselin	7,000	7,000	0.44%	Nil	Nil
Guillaume Lamonte	11,000	11,000	0.69%	Nil	Nil
Melissa Litalien	13,000	13,000	0.82%	Nil	Nil
Christian Lemothe	8,000	8,000	0.50%	Nil	Nil
Lucien Lamonthe	9,000	9,000	0.57%	Nil	Nil
Mathieu Laneuville	12,000	12,000	0.75%	Nil	Nil
Andy Beaudin	8,000	8,000	0.50%	Nil	Nil
Monique Beaudin	10,000	10,000	0.63%	Nil	Nil
Daniel Beaudin	9,000	9,000	0.56%	Nil	Nil

Amanda Taniwa	15,500	15,500	0.97%	Nil	Nil
Odile Bedard	15,500	15,500	0.97%	Nil	Nil
Veronique Morin	11,000	11,000	0.69%	Nil	Nil
Robert Morin	9,000	9,000	0.57%	Nil	Nil
Martine Caron(2)	750,000	75,000	4.71%	675,000	42.37%
Russell L. James(3)	450,000	45,000	2.82%	405,000	25.4 2%

Total	1,593,000	513,000	32.21%	1,080,000	67.79%

(1)	These figures assume all shares offered by selling security holders are in fact sold.
(2)  Martine Caron is our President, Chief Executive Officer and a Director.
(3)  Russell L James is our Secretary Treasurer, Chief Financial Officer and a Director.

Excepting Martine Caron and Russell L. James whose relationship with Portage is disclosed in the footnotes immediately above, to our knowledge, none of the selling shareholders has:

●	had a material relationship with Portage other than as a shareholder, as noted above, within the last three years; or
●	ever been an officer or director of Portage.

PLAN OF DISTRIBUTION: TERMS OF THE OFFERING

We are registering on behalf of the selling security holders 513,000 shares of our common stock which they own. The selling security holders may, from time to time, sell all or a portion of the shares of common stock in private negotiated transactions or otherwise. Such sales will be offered at $0.05 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTCBB. If our shares become quoted on the OTCBB selling security holders may then sell their shares at prevailing market prices or privately negotiated prices.

The common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

●	on the over-the-counter market;
●	on purchasers directly
●	in ordinary brokerage transactions in which the broker solicits purchasers; or commissions from a seller/or the purchaser of the shares for whom they may act as agent;
●
through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions and commissions from a seller/or the purchaser of the shares for whom they may act as agent;

●
through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the shares or other interest in the shares;

●	through purchases by a broker or dealer as principal and resale by other brokers or dealers for its own account pursuant to this prospectus;

●
through block trades in which the broker or dealer so engaged will  attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

●	in any combination of one or more of these methods; or
●	in any other lawful manner.

Brokers or dealers may receive commissions or discounts from the selling security holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

The selling security holders may also elect to sell their common shares in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus if permitted. After the sale of the shares offered by this prospectus, our two senior officer and directors Martine Caron and Russell James will hold directly an aggregate of 1,080,000 shares. The sale of these shares could have an adverse impact on the price of our shares or on any trading market that may develop.

The shares sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

●	1% of the total number of securities outstanding; or

●	the average weekly reported trading volume of the shares for the four calendar weeks prior to the sale

Sales under Rule 144 are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned his shares for are least two years, would be entitled to sell units under Rule 144 without regard to the public information requirements, volume limitations, manner of sale provisions and notice requirements of Rule 144.

We have advised the selling security holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the selling security holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling security holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be $32,653 (see “Use of Proceeds” page12), including but not limited to, legal, accounting, printing and mailing fees are and will be paid by Portage. However, each selling shareholder will pay any selling costs or brokerage commissions relating to the sale of his/her shares.

BUSINESS

General - The Company

The Company was incorporated under the laws of the State of Nevada on July 20, 2006 under the name of Portage Resources Inc. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We have a specific business plan, subject to having sufficient funds available, to complete Phase I of our exploration program, described below, during the late fall of 2007. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.

Business Development of Issuer Since Inception

We raised $1,200 in initial seed capital on February 21, 2007 from our directors and officers. Monies used to begin the search for and arrange to acquire a mineral property that we consider holds the potential to contain uranium and gold were advanced to Portage by our President Martine Caron.

On February 16, 2007 we acquired by staking the ROK 1-20 mineral claims (collectively referred to as the “Portage Claims”), situated in the Yukon Territories (“Yukon”), Canada.

Arctic Ocean
Inuvik
N
ALASKA
YUKON
65°
ROK CLAIMS
Dawson
Keno City
Mayo
NWT
YUKON
Faro
Carmacks
Ross River
WHITEHORSE
Watson Lake
60°
140°
YUKON
B.C.
Atlin
Haines
Pacific Ocean
135°
130°
125°
200
100
0
200
kilometres

PORTAGE RESOURCES INC.

ALKI CREEK PROPERTY LOCATION MAP

DAWSON MINING DISTRICT, YUKON TERRITORY

Aurum Geological Consultants Inc.

NTS: 115O-14, 116B-03 NAD83	SCALE: 1:6,000,000
FEB. 2007 / DRAWN: JC	FIGURE: 1

“Staking” is the term employed to describe the means by which mineral claims are acquired from the government of the Yukon, Canada in accordance with the Yukon Quartz Mining Act. In summary a staked mineral claim is a square or rectangular area of open ‘Crown land’ (i.e. land owned by the goverment of the Yukon). A prospector ‘stakes’ a mineral claim marking out, with a series of claim posts and blazed lines, the area covered by the claim. Mineral claims are staked in a square or rectangular shape with boundaries running north, south, east and west astronomically. The staker employs a compass to determine his orientation, and thus that of the claim(s) being staked. Initially the staker erects a claim post on a corner of the claim. After a claim post is erected, a clearly marked trail (claim line) is established, leading to where you intend to erect the next corner or line post. A proper claim line is one that is easy to spot and to follow. The usual method for marking claim boundaries is with an axe to cut blazes into trees and to cut underbrush. Blazes are cut into two sides of a tree and face the direction of the line. If trees are not available, you must erect pickets (cut from smaller trees) or pile loose rock rubble into cairns.

On May 31, 2007 Portage completed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 393,000 common shares were sold at the price of $0.05 per share to raise $19,650.

On January 24, 2007 we engaged R. Alan Doherty, Professional Geologist of Aurium Geological Consultants Ltd. to conduct a review and analysis of the Portage Claims and the previous exploration work undertaken on the property and to recommend a mineral exploration program for the Portage Claims. Mr. Doherty’s report, summarized below, recommends a three-phase exploration program for the Portage Claims.

In June 2007, we prepared this prospectus for filing with the SEC.

Our Business

Provided we have sufficient funds to do so, we intend to undertake exploration work on the Portage Claims, located in Yukon, Canada.

We are presently in the pre-exploration stage and there is no assurance that mineralized material with any commercial value exits on our property.

We do not have any ore body and have not generated any revenues from our operations. Our planned Phase I work is exploratory in nature. There can be no assurance that a commercially viable mineral deposit, an ore reserve, exists on the Portage Claims or can be shown to exist unless and until sufficient and appropriate exploration work is carried out and a comprehensive evaluation of such work concludes economic and legal feasibility. Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise. To date, we have not conducted any exploration work on the Portage Claims. We hope to have funds sufficient to complete Phase 1 of a three-phase exploration program recommended for the Portage Claims.

Our sole mineral property is:

Portage Claims

Portage is the registered and beneficial owner of a 100% interest in the Portage Claims, located in Yukon, Canada.

N
Dawson
64° N

LEGEND

PORTAGE RESOURCES INC.

ALKI CREEK PROPERTY
REGIONAL MAGNETICS

DAWSON MINING DISTRICT, YUKON TERRITORY

Aurum Geological Consultants Inc.

NTS: 115O-14, 116B-03 NAD83	SCALE: 1:200,000
FEB, 2007 / DRAWN: JC	FIGURE: 5

Beneficial ownership of the Portage Claims confers the rights to the minerals on the Portage Claims except for ‘placer minerals’ (being minerals found in loose gravel or sand and typically located in creeks, steams or rivers) or coal. We do not own the land itself since it is held in the name of the “Crown”, i.e. the Province of Yukon. We do not have the right to harvest any timber on the Portage Claims.

The claim name, grant number, expiry date, mining district and recorded owner of the Portage Claims is as follows:

Claim Name	Grant Numbers	Expiry Date	Mining District	Owner
ROK 1 to 20	YC45186 to YC4502 incl.	Dec. 13, 2007	MO82L	Portage Resources Inc.

The Portage Claims cover an area of approximately 418 hectares (approximately 1,033 acres).

To keep the claims in good standing, such that they do not expire on the date indicated in the preceding table, we must undertake exploration work on the Portage Claims before the expiry date, or pay cash of approximately $1,840 in lieu of doing exploration work, to the government of the Yukon. This is an annual obligation. Failure to do either, each year, will result in the Portage Claims reverting to the government of the Yukon.

N
116B/2
Y.T. HIGHWAY No. 2
1013
116 B/2
TH S-106B1
1011
116 B/2
TH S-165B
7103000N
KLONDIKE
(YUKON

LEGEND

PORTAGE RESOURCES INC.	
ALKI CREEK PROPERTY CLAIM LOCATION MAP DAWSON MINING DISTRICT, YUKON TERRITORY	
Aurum Geological Consultants Inc.	
NTS: 115O-14, 116B-03 NAD83	SCALE: 1:30,000
FEB. 2007	DRAWN: JC
	FIGURE: 2

The Portage Claims was selected for acquisition due to previously recorded exploration work and because the claims are not located in an environmentally sensitive region.

Additional information regarding the Portage Claims, as well as other mineral claims in the Yukon, can be found at the Yukon government websites including:

-	Yukon Minfile data available at: www.geology.gov.yk.ca

-	Mineral Titles information at: www.yukonminingrecorder.ca

-	Mineral Claim expiry and ownership data: www.gysdy.gov.yk.ca

Location and Access

The Portage Claims are located approximately 25 kilometers (16 miles) east of Dawson City, Yukon, a town of approximately 2,000. Dawson City provides all necessary amenities and supplies including, fuel, helicopter services, hardware, prospecting services and drilling companies. Access to our claims is via road and exploration trails. No electrical power is required at this stage of exploration. Gas powered portable generators could supply any electrical power that might be required in the foreseeable future.

The topography and relief of the Portage Claims is fairly rugged. Most of the property is above the tree line. Vegetation on the property consists of black and western spruce, poplar, alder and willow in the valleys to ground cover consisting of moss, alpine plants and dwarf birch above 4,000 feet in elevation. An interior intercontinental climate, with moderate to low precipitation of approximately 16 inches per year annually and warm short summers and long cold winters, typify the area. Permafrost is discontinuous and sporadically present on the steeper north and east facing slopes and low marshy-forested areas. The exploration season on our claims is limited to mid- June through late September. During these months the ground is typically free of snow cover with long daylight hours (up to 22 hours per day).

Property Geology

The Portage Claims are situated in the southern Dawson and northern Stewart map areas, southwest of the Mesozoic Tintina fault. Metamorphosed rocks of Paleozoic Yukon Tanana Terrain (“YTT”) mainly underlie the Portage Claims. YTT consists of several units including massive and sheared ultramafic unit, quartz-muscovite (chlorite)

schist of Klondike Schist, mainly metasedimentary rocks of the Nasina Series, and coarse grained metaintrusive quartzofeldspathic rocks of the Pelly Gneiss. Several generations of Mesozoic and Tertiary intrusive rocks intruded the YTT rocks. The immediate area of the property is underlain by mainly gray to black graphitic quartzite with abundant fine- grained pyrite and green quartz muscovite (-biotite) schist of Nasina Series. These units are intruded and overlain by Early Tertiary massive quartz-feldspar porphyry intrusions; felsic brecciated lithic tuffs and felsic volcanic breccias. White to cream banded quartz carbonate veins also cut this unit.  Nasina Series units are in thrust fault contact with ultramafic rocks of Permian to the east and west  where  the  ultramafic  units  are  thrust over  the  Nasina  Series  units.  These ultramafic units  are  variably  weathered,  brecciated and silicified. In the southwest, the Permian quartz-muscovite schists of Klondike Schist are thrusted over the Nasina Series unit.  Steeply dipping reverse faults are abundant throughout the area.

The Portage Claims are largely overburden covered with < 1% actual outcrop; mostly found in road cuts and  trenches.  The Portage Claims are underlain primarily by Quaternary overburden, Klondike Schist, which is i ntruded by the Tertiary Quartz feldspar porphyry .  The ultramafic rocks on the property are localized along shallow northeast dipping thrust faults. They generally have a very high magnetic signature. There are no mapped outcrops of ultramafic rocks known on the Portage Claims.

The area is prospective for uranium and tin as well as gold-quartz veins (Motherlode style) mineral deposits. Although areas of altered ultramafic rocks are not currently mapped on the Portage Claims there could still be remnant scatters about the property and would be prospective for gold quartz veins. The quartz feldspar intrusion in the center of the property may be a target for epithermal or intrusive hosted gold mineralization

N
Dawson
ROK CLAIMS
116B 155
116B 005
116B 010
116B 013
116B 164
116B 014
116B 111
116B 051
116B 003
116B 012
116B 009
116B 004
116B 088
116B 156
116B 126
116B 061
116B 006
116B 159
116B 157
116B 090
116B 007
115O 080
115O 127
115O 113
115O 089
115O 120
115O 121
115O 125
115O 079
115O 074
115O 141
115O 139
115O 159
115O 093
115O 087
115O 070
115O 069
115O 090
115O 151
115O 146
115O 071
115O 126
115O 076
115O 072
CPA1
CPA4
ITR4
ITR3
ITR1

LEGEND

PORTAGE RESOURCES INC.

ALKI CREEK PROPERTY
REGIONAL GEOLOGY
DAWSON MINING DISTRICT, YUKON TERRITORY

Aurum Geological Consultants Inc.

NTS: 115O-14, 116B-03 NAD83		SCALE: 1:200,000
FEB. 2007	DRAWN: JC	FIGURE: 3

Previous Exploration

The Portage Claims have seen very limited historical exploration. The area now covered by the Portage Claims, together with a much larger area, was formerly covered by the now lapsed ‘Surprise claims’ owned by the ‘Ukon Joint Venture’ (Chevron Canada Ltd. and Kerr Addison Mines Ltd.) who conducted geological mapping, water, stream sediment and soil geochemical surveys, ground radiometrics and magnetometer surveys, soil radon gas surveys, trenching diamond drilling and down hole radiometric surveys. However, most of this work was completed well south of the Portage Claims. Work undertaken, on the area now covered by the Portage Claims, by the Ukon Joint Venture in 1978-80 consisted of limited soil, silt stream and water sampling and geochemical analyses for uranium, and gold geochemical sampling and radiometric surveys.

We have not yet undertaken any work on the Portage Claims.

There is no known mineralization on the Portage Claims.

Proposed Exploration Work - Plan of Operation

Mr. R. Allan Doherty, P. Geo., authored the "Technical Report on the Alki Creek Property, Klondike Area, Yukon” dated March 23, 2007 (the “Doherty Report”), in which he recommended a phased exploration program to properly evaluate the potential of the claims. We must conduct exploration to determine what minerals exist on our property and whether they can be economically extracted and profitably processed. Subject to having funds sufficient to do so, we plan to proceed with exploration of the Portage Claims, in the manner recommended in the Doherty Report, to determine the potential for discovering commercially exploitable deposits of gold and/or uranium.

We do not have any ores or reserves whatsoever at this time on the Portage Claims. Our planned Phase I work is exploratory in nature.

Mr. Doherty is, and has since 1993 been, a registered Professional Geologist in good standing in the Association of Professional Engineers and Geoscientists of the Province of British Columbia. He is a graduate of the University of New Brunswick, with a degree in geology (Hons., B. Sc.,1977). Thereafter he attended graduate school at Memorial University of Newfoundland, and has been involved in geological mapping and mineral exploration, primarily in the Yukon, continuously since 1980.

The Doherty Report concludes that primarily Tertiary quartz feldspar porphyry and Klondike schist underlie the Portage Claims. While no mapped outcrops of ultramafics known on the Portage Claim, exposures are very poor and remnants of the ultramafic assemblage may well be located. There has been very limited geochemical sampling or exploration work on the Portage Claims and only explored target for motherlode style gold-quartz veins associated with carbonatized ultramafic rocks and the for uranium and tin associated with the underlying Tertiaty quartz-feldspar porphyry. In summary, the Portage Claims represent an attractive target for uranium mineralization hosted in a fluorite bearing quartz porphyry intrusion and also for gold quartz vein mineralization associated with Permiam ophiolite assemblage.

The Doherty Report recommends a three-phase exploration program to properly evaluate  potential of the claims. We anticipate, based on the budgets set forth in the Doherty Report, that Phase I work will cost $9,200.

Assuming the results of the Phase I work identify suitable targets, thus indicating further exploration of the Portage Claims is warranted, we intend, provided we are able to raise funds to do so, undertake a Phase II trenching program at a cost of a further $27,600. Assuming the results of a Phase II trenching program identify suitable drill targets a Phase III drilling program could be undertaken. Once again, our ability to conduct Phase III work is subject to our ability to raise funds to do so.

The cost estimates for the our Phase I work program, detailed below, are based on Mr. Doherty’s recommendations and reflect local costs for this type of work:

Phase I - Budget

Mapping prospecting and rock sampling. The cost estimate of $9,200 ($10,000Cdn.) consists of:

		Cdn.	U.S.

1	Senior Geologist and Assistant, 2 days @ $800/day	$ 1,600	$ 1,472

2	Transportation and accommodation	800	736

3	Soil sampling, 100 x 20 m GSP grid (200 soil samples) 6 man days @ $300/man/day	1,800	1,656

4	Analyses, 200 @ $25 each plus shipping	5,000	4,600

5	Report costs	800	736

	Subtotal	$ 10,000	$ 9,200

Provided we have the funds available to do so, we intend to complete Phase I work at some point during the late fall of 2007. Precise timing of the Phase I work will depend upon availability of funds as well as weather conditions and the melt of the snow pack on the claims.

Phase I work will include establishing a grid and the creation of maps showing the location of all roads in and near the perimeter of the Portage Claims. The laying out of a grid and line cutting involves the physical cutting of the underbrush and overlay to establish an actual grid on the ground whereby items can be related one to another more easily and with greater accuracy. When we map, we essentially generate a drawing of the physical features of the land we are interested in as well as a depiction of what may have been found in relation to the boundaries of the property. So we will actually draw a scale map of the area and make notes on it as to the location where anything was found that was of interest or not. In the process we will also identify any showings which appear to warrant sampling, i.e. any rock formations that appear to warrant our taking soil and rock samples from the claims to a laboratory where a determination of the elemental make up of the sample and the exact concentrations of gold and/or uranium and other indicator minerals can be made. Based on the Doherty Report we expect the costs of Phase I work to total approximately $9,200.

Should Phase I results warrant further work and should we be able to raise additional funds (through the issuance of additional shares, debt securities or loan advances from our directors) to undertake additional work on the Portage Claims, in Phase II (at an estimated cost of a further $27,600) we expect to undertake a trenching and sampling program rock and geochemical sampling as mentioned above. This work would be designed to compare the relative concentrations of uranium and/or gold and other indicator minerals in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. If an apparent mineralized zone(s) is identified and narrowed down to a specific area by the Phase I & II work, we expect (again subject to our ability to raise additional funds to do so, through the issuance of additional treasury shares, debt securities or loan advances from our directors) to diamond drill selected targets to test the apparent mineralized zones at an estimated cost of a further $55,200. Diamond drilled samples would be tested, by assay for gold, uranium and other minerals; however, our primary focus is the search for gold and uranium.

The work is phased in such a manner as to allow decision points to ensure that future work has a value and will provide better or additional information as to the viability of the claim. By utilizing a multi-phase work program, at the end of each phase a decision can be made as to whether the phase has provided the necessary information to increase the viability of the project. If the information obtained as a result of any phase indicates that there is no increased probability of finding an economically viable deposit at the end of the project, a determination would be made that the work should cease at that point.

Phase I, Phase II and III work cannot be undertaken unless and until Portage is able to raise additional capital as our existing working capital is largely committed to administrative expenses of the Company. Consequently, if we are unable to raise additional capital we may not be able to undertake any work on the Portage Claims. In addition, provided we are able to finance Phase I exploration work and the results of Phase I exploration work prove encouraging, there is no assurance we will be able to raise the capital necessary to conduct the further exploration work contemplated by Phases II and III. The earliest we expect to carry out Phase II work, should we be able to raise the capital to finance Phase II, is the summer of 2008. Furthermore, even if funding is available, Phase III work will only be undertaken if the results of Phase I and II are successful in identifying target zones of gold and/or uranium mineralization deemed worthy, by our geologist, of drilling to determine if a gold and/or uranium deposit may exist. Should the Phase I work prove unsuccessful in identifying such drill targets, the Company will likely abandon the Portage Claims and we may have to go out of business.

Subject to having funds available to do so, we intend to complete Phase I exploration work on the Portage Claims, our sole property. Since the Portage Claims are located at a very high northerly latitude and are subject to cold winters with snowfall accumulations, Phase I work can not be undertaken until late in the summer of 2007 or in the late Spring of 2008.

Particularly since we have a limited operating history, no reserves and no revenue, our ability to raise additional funds might be limited. If we are unable to raise the necessary funds, we would be required to suspend Portage's operations and liquidate our company. See, particularly, ‘Risk Factors’ 1, 3, and 7 on pages 5, 5 and 7, respectively.

There are no permanent facilities, plants, buildings or equipment on the Portage Claims.

Competitive Factors

The mining industry is highly fragmented. We are competing with many other exploration companies looking for gold, uranium and other minerals. We are among the smallest exploration companies in existence and are an infinitely small participant in the mining business, which is the cornerstone of the founding and early stage development of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claims. Readily available markets exist for the sale of gold and uranium. Therefore, we will likely be able to sell any gold or uranium that we are able to recover, in the event commercial quantities are discovered on the Portage Claims. There is no known ore body on the Portage Claims.

Governing Laws

The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines. Such legislation relates to such matters as the method of acquisition and ownership of mining rights, labor, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters. The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment. Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water. The design of mines and mills, and the conduct of extraction and processing operations, are subject to regulatory restrictions. The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies. Legislation is in place for lands under federal jurisdiction or located in certain provinces and territories that provides for the preparation of costly environmental impact assessment reports prior to the commencement of any mining operations. These reports require a detailed technical and scientific assessment as well as a prediction of the impact on the environment of proposed mine exploration and development.

Failure to comply with the requirements of environmental legislation may result in regulatory or court orders being issued that could result in the cessation, curtailment or modification of operations or that could require the installation of additional facilities or equipment to protect the environment. Violators may be required to compensate those suffering loss or damage by reason of mining activities and the violators, including our officers and directors, may be fined or, in some cases, imprisoned if convicted of an offense under such legislation. Provincial and territorial mining legislation establishes requirements for the decommissioning, reclamation and rehabilitation of mining properties that are closed. Closure requirements relate to the protection and restoration of the environment and the protection of public safety. Some former mining properties must be managed for a long time following closure in order to fulfill regulatory closure requirements. The cost of closure of existing and former mining properties and, in particular, the cost of long-term management of open or closed mining properties can be substantial.

Legislation relevant to our proposed mineral exploration is governed by the Yukon Quartz Mining Act and regulations made thereunder. This legislation sets forth rules for: locating claims, posting claims, working claims and reporting work performed. We will be required to obtain permits from the Yukon government before conducting significant exploration on the Portage Claims. With respect to the legislation, rules and regulations referred to above, we believe that we are presently in compliance in all material respects with applicable legislation, rules and regulations.

The Company does not foresee having to expend material amounts in order to comply with environmental laws during the exploration phase of its operations. The Company is obligated to restore surface disturbances created by exploration. These restoration efforts typically involve the back filing of trenches, pits, or other excavations created for purposes of exploration.

Underground exploration, which the Company contemplates in the future, will require additional cost related to the storage of excavated material. Until the Company knows the amount of material it will have to store, it cannot estimate this cost. There will be material costs of environmental compliance if the Company develops a mine in the future. However, the Company cannot reasonably estimate that environmental compliance cost at this time.

It is not possible to estimate the cost of meeting the rules and regulations for a mining operation at this time. Those costs will only be determined when a mine plan and the required studies are completed to apply for a mining permit.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our claim and an engineer or geologist to manage the exploration program. At present, we have no employees as such although each of our officers and directors devotes a portion of his time to the affairs of the Company. None of our officers and directors has an employment agreement with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

As indicated above we will hire subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of potential subcontractors. We do not intend to initiate negotiations or hire anyone until we are nearing the time of commencement of our planned exploration activities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, pre-exploration stage company, have a limited operating history and have not yet undertaken any exploration activity or generated or realized any revenues from our sole property, the Portage Claims. As our property is in the early stage of exploration and there is no reasonable likelihood that revenue can be derived from the property in the foreseeable future. There can be no assurance that a commercially viable mineral deposit, an ore reserve, exists on the Portage Claims or can be shown to exist unless and until sufficient and appropriate exploration work is carried out and a comprehensive evaluation of such work concludes economic and legal feasibility. Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise.  We have funds sufficient to complete only Phase 1 of a three-phase exploration program recommended for the Portage Claims.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the Portage Claims. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in the Company. We must raise cash to implement our planned exploration program and stay in business.

To meet our need for cash we must raise additional capital. We will attempt to raise additional money through a private placement, public offering or through loans from our directors and officers. We have discussed this matter with our officers and directors. However, our officers and directors are unwilling to make any commitments as to the amount of money they are prepared to advance in the future. At the present time, we have not made any arrangements to raise additional cash. We require additional cash to continue operations. Such operations could take many years of exploration and would require expenditure of very substantial amounts of money, money we do not presently have and may never be able to raise. If we cannot raise it we will have to abandon our planned exploration activities and go out of business.

We estimate we will require $53,020 in cash over the next twelve months, including the cost of planned Phase I exploration work for the Portage Claims during that period. We estimate our cash on hand will not enable us to continue in business for approximately 12 months. For a detailed breakdown see in “Liquidity and Capital Reserves”, page 29. Therefore, we will need additional funds either from advances made by our officers or directors, through the sale of treasury shares or the issuance of debt securities.

Our exploration program is explained in the “Business- Proposed Exploration Work - Plan of Operations” of this prospectus. See page 23. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

We may attempt to interest other companies to undertake exploration work on the Portage Claims through joint venture arrangement or even the sale of part of the Portage Claims. Neither of these avenues has been pursued as of the date of this prospectus.

Since we do not presently have the requisite funds, we are unable to complete Phase I of the recommended exploration program until we raise more money or find a joint venture partner to complete the exploration work. If we cannot find a joint venture partner and do not raise more money, we will be unable to complete any work recommended by our independent professional engineer. If we are unable to finance exploration activities, we may have no alternative but to go out of business.

We do not intend to hire any employees at this time. Any work undertaken on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a pre-exploration stage company and have not generated any revenues from our exploration activities. Further, we have not generated any revenues since our formation on July 20, 2006. We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest into the exploration of our property before we start production of any minerals we may find. We must obtain equity or debt financing to provide the capital required to fully implement our phased exploration program. We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we will be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholders.

Trends

We are in the pre-explorations stage, have not generated any revenue and have no prospects of generating any revenue in the foreseeable future. We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in ‘Risk Factors’, page 5.

Critical Accounting Policies

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of June 30, 2007, we have not generated revenues, and have experienced negative cash flow from minimal exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred net losses from operations for the period from inception on July 20, 2006 to May 31, 2007 of $24,806. We did not earn any revenues during the aforementioned period.

Our financial statements included in this prospectus have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of operations.

We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exits in the Portage Claims until further exploration work is done and a comprehensive evaluation concludes economic and legal feasibility. Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise. To date, we have not conducted any exploration work on the Portage Claims. We have funds sufficient to complete only a portion of Phase 1 of a three-phase exploration program recommended for the Portage Claims. Subject to raising the requisite additional capital we anticipate completing Phase I by no later than the latter part of the summer of 2007 or the Spring of 2008.

Our Planned Exploration Program

We must conduct exploration to determine what amounts of minerals exist on the Portage Claims and if such minerals can be economically extracted and profitably processed.

Our planned exploration program is designed to efficiently explore and evaluate our property.

Subject to raising additional capital, our anticipated exploration costs over the next twelve months on the Portage Claims are approximately $9,200. This figure represents the anticipated cost to us of completing the Phase I of the Doherty Report. Should the results of the Phase I work be sufficiently encouraging to justify our undertaking the Phase II program, in order to undertake Phase II (at an estimated cost of $27,600), we will have to raise additional investment capital.

 Liquidity and Capital Resources

Since inception we have raised the capital through private placements of common stock as follows:

As of May 31, 2007 our total assets were $17,517 and our total liabilities were $21,473 including $17,156 to related parties.

As of June 30, 2007 we had cash reserves of $13,124 and unpaid accounts payable of $1,542 not including $22,156 to related parties leaving a total amount of $23,698. Including the cost of completing the Phase I exploration program on the Portage Claims, our non-elective expenses over the next twelve months, are expected to be as follows:

Expense	Ref.	Estimated Amount

Accounting and audit	(i)	$ 7,450
Bank charges		84
Edgar filing costs	(ii)	2,250
Exploration costs	(iii)	9,200
Filing fees - Nevada; Sec of State	(iv)	200
Management fees	(v)	12,000
Offering costs not paid to date	(vi)	15,200
Office and general expenses	(vii)	500
Rent	(viii)	3,600
Transfer agent fees	(ix)	1,000
Estimated expenses for the next twelve months		51,484
Account payable - unrelated parties at June 30, 2007	(x)	1,542
Estimated funds required over the next twelve months		$53,026

(i) Accounting and audit

Relates to fees in connection with the preparation of quarterly and annual financial statements and filings on Forms 10-KSB and 10-QSB as follows:

Period	Accountant	Auditor	Amount

August 31, 2007	$ 750	$ 500	$ 1,250
November 30 , 2007	750	500	1,250
February 29, 2008	750	500	1,250
May 31, 2008	1,200	2,500	3,700
Estimated total	$ 3,450	$ 4,000	$ 7,450

(ii) Edgar filing costs

It is anticipated that we will be required to file amendments to this Registration Statement and periodic reports with the SEC. . Represents anticipated costs of $2,250 to prepare and file periodic reports.

(iii) Exploration costs

The projection of cash required over the next twelve months has assumed that Phase I of the recommended work program, set out in the Doherty Report, will be completed at an estimated cost of $9,200.

(iv) Filing fees in Nevada

To maintain the Company in good standing in the State of Nevada an annual fee of approximately $200.

(v) Management fees

The Company has agreed to pay its President, Martine Caron, $1,000 per month commencing February 1, 2007.

(vi) Offering costs not paid to date

Refer to page   for breakdown of this amount. Note that $2,450 in fees to be paid to the internal accountant and independent auditors have been accounted for under (i) above and therefore, to avoid double counting, the amount of $17.650 has been reduced by $2,450 to $15,200.

(vii) Office and general

We have estimated a cost of approximately $500 for photocopying, printing, fax and delivery.

(viii) Rent

The Company has agreed to pay Martine Carson $300 per month for the use of her residence as an office.

(ix) Transfer agent

The annual fee from Empire Stock Transfer to act as transfer agent for us is $1,000

(x). Accounts payable - unrelated parties

The amount outstanding as at May 31, 2007 was $4,317, which has been reduced by payments to the following creditors: Madson & Associated CPA’s Inc. for $2,500 and Empire Stock Transfer Inc. for $275.

Our future operations are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable operations. As of June 30, 2007, we have not generated revenues, and have experienced negative cash flow from operations. We may look to secure additional funds through future debt, equity financings or advances from our officers and directors. These sources of financing may not be available or may not be available on reasonable terms.

Ten months ended May 31, 2007.

We incurred accumulated net losses since inception of $24,806 as detailed in the following table:

Expenses	Ref.	From inception July 20, 2006 to May 31, 2007

Accounting and audit	(i)	$ 3,784
Bank charges		51
Consulting	(ii)	5,000
Exploration and staking costs	(iii)	3,263
Filing fees	(iv)	667
Geology report	(v)	4,240
Incorporation costs	(vi)	650
Management fees	(vii)	4,000
Office	(viii)	106
Rent	(ix)	1,200
Travel and entertainment	(x)	1,845

Total		$24,806

(i) Audit and Accounting

Represents the cost of the preparation of the financial statements for the ten months ended May 31, 2007 and examination by Madsen & Associates CPA’s Inc. to render their opinion thereon.

(ii) Consulting

Represents consulting fees to DTDM Capital Management Ltd., a non-affiliated party, to assist in the preparation of this registration statement.

(iii) Exploration and staking costs

Represent the cost of staking the Portage Claims for the sum of $3,263 and transferring the rights to the minerals on the Claim to our name.

(iv) Filing fees

Filing fees incurred during the period comprise the following:

Initial Directors, Officers Report for the State of Nevada	$ 200
Certificate of Good Standing required by Ontario Government to open a bank account in the Province	192
2007 Annual Report - registration fee	275
$ 667

(v) Geology Report

We engaged the services of Aurium Geological Consultants to prepare the geological report included in this registration statement.

(vi) Incorporation costs

We treat incorporation costs as a period cost and therefore it has been written off in the period incurred.

(vii) Management fees

Martine Caron is paid monthly a management fees of $1,000 which started on February 1, 2007 for a total consideration during the period of $4,000.

(viii) Office

Office costs represent charged for courier and photocopying.

((ix)) Rent

We do not have an office but have arranged to use Martine Caron’s office in her personal residence until such time as it become advantageous to rent our own office space. In consideration for the use of her office, we have agreed to pay her $300 per month starting on February 1, 2007 for a total consideration of $1,200.

(x) Travel and entertainment

Travel and entertainment includes travel and entertainment expenses incurred by the directors on company business including communicating with future investors and meeting with shareholders.

Balance Sheet

Total cash and cash equivalents, as at May 31, 2007, was $17,517. Our working capital deficit as at May 31, 2007 was $3,956. If amounts owed to related parties are excluded there is a positive working capital position of $13,200.

Our working capital is attributable to the completion of an initial capital contribution on February 21, 2007, which raised $1,200, and a private placement on May 31, 2007, which raised a further $19,650. No revenue was generated during these periods.

Total shareholders’ deficiency as at May 31, 2007 was $3,956. Total shares outstanding as at May 31, 2007, was 1,593,000.

As of June 30, 2007 shares of common stock outstanding was 1,593,000.

MANAGEMENT

Officers and Directors

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Position(s)	Age
Martine Caron St. Wenceslas, Quebec, Canada,	Chief Executive Officer, President and Director (1)	50

Russell James Becancour, Quebec, Canada	Chief Financial Officer, Chief Accounting Officer, Secretary-Treasurer and Director (2)	50

(1)	Martine Caron was appointed a director on July 20, 2006, and President and Chief Executive Officer on July 21, 2007.

(2)	Russell James became a director on July 21, 2007 and was appointed Secretary Treasurer and Chief Financial Officer on July 21, 2007.

The percentage of common shares beneficially owned, directly or indirectly, or over which control or direction are exercised by the directors and officers of our Company, collectively, is approximately 75% of the total issued and outstanding shares.

None of our directors or officers has professional or technical accreditation in the mining business.

 Background of officers and directors

MARTINE CARON has been a director since inception and our President and CEO since July 25, 2007. Following high school graduation in 1976 she earned a diploma in Restaurant Management and for 11 years thereafter Ms. Caron held a variety of management positions in a variety of hotels where she handled administration, personnel and quality control matters. In 1987 Ms. Caron accepted the position of Manager of Norsk Mechanical Ltd., a supplier and installer of plumbing supplies to major commercial projects. Her duties included contract administration, accounting and office management. In 1996 Ms. Caron and her husband founded Norseman Plumbing, a residential and commercial plumbing contractor. Norseman now has operation in both Canada and the United States.

RUSSELL L. JAMES has been a director and our Secretary Treasurer and Chief Financial Officer since   August 2006. Mr. James has spent his as an automotive tradesman handling a variety of responsibilities in this business from building and servicing racecars to management/administration of motor vehicle repair shops. Mr. James currently owns and operates his own business, Rusty Maintenances Service, in Becancour, Quebec.

None of our officers and directors work full time for our company. Martine Caron spends approximately 15 hours a month on administrative and accounting matters. It is anticipated Martine will spend more time on Portage’s business, approximately 25 hours a month, during the next year as and when Portage becomes more active in our exploration activities. As Secretary Treasurer, Russell James likewise spends approximately 10 hours per month on corporate matters.

Our Directors and Officers are not directors of another company registered under the Securities and Exchange Act of 1934.

Board of Directors

Since inception our Board has held no meetings and our Audit Committee held no meetings.

Below is a description of the Audit Committee of the Board of Directors.
The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our audit committee is comprised of Martine Caron, our President, and Russell James our Secretary Treasurer. Neither Ms. Caron nor Mr. James can be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-B.

Apart from the Audit Committee, the Company has no other Board committees.

Conflicts of Interest

While none of our officers and directors is a director or officer of any other company involved in the mining industry there can be no assurance such involvement will not occur in the future. Such involvement could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to Portage and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, on August 15, 2006, a Code of Business Conduct and Ethics. Portage’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Portage and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses general business ethical principles, conflicts of interest, special ethical obligations for employees with financial reporting responsibilities, insider trading rules, reporting of any unlawful or unethical conduct, political contributions and other relevant issues.

Significant Employees

We have no paid employees as such other than our President. Our Officers and Directors fulfill many of the functions that would otherwise require Portage to hire employees or outside consultants. The Company pays its President Martine Caron $1,000 per month in management fees for such advisory services including administrative/planning, financial, capital raising and other matters.

We will have to engage the services of certain consultants to assist in the exploration of the Portage Claims. In particular we will engage a professional geologist on a consulting basis, together with an assistant(s) such geologist will responsible for hiring and supervising, to conduct the Phase I exploration work to undertaken on the Portage Claims this summer. These individuals will be responsible for the completion of the geological work on our claim and, therefore, will be an integral part of our operations although they will not be considered employees either on a full time or part time basis. This is because our exploration programs will not last more than a few weeks and once completed these individuals will no longer be required. We have not identified any individual who would work as a consultant for us.

Family Relationships

Our President and CEO and our Secretary Treasurer and CFO are unrelated.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, during the past five years, none of our directors or executive officers:

(1)
has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii) engaging in any type of business practice; or
(iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)
was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)
was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)
was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company’s Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

Executive Compensation

The Board of Director has approved a management fee to Martin Caron in the amount of $1,000 per month. This monthly fee will pay Ms. Caron for time in performing administrative functions for us including organizing the formation of the Company, engaging consultants and developing our business plan. This fee was determined by the Board considering the amount of time Ms. Caron will provide to the Company and also taking into consideration the financial condition of the Company.

Compensation Summary

The following table summarizes all compensation earned by or paid to our Chief Executive Officer (Principal Executive Officer) and other executive officers, during the past two fiscal years.

Summary Compensation Table

Name and principal position	Year	Salary	Option Award	All Other compensation	Total
Martin Caron Chief Executive Officer and President	2007	$4,000	0	0	0
	2006	0	0	0	0
Russell L. James Chief Financial Officer, Secretary, Treasurer	2007	0	0	0	0
	2006	0	0	0	0

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Activities since Inception

Our President, Martine Caron, incorporated our company, subscribed for shares to provide initial working capital, identified the Portage Claims, arranged for their staking, commissioned a geological report on the Portage Claims and obtaining the assistance of professionals as needed. She identified investors to participate in the private placement closed on May 31, 2007, assisted in the preparation of this registration statement and all other matters normally performed by an executive officer.

Our Secretary Treasurer Russell James has also assisted in identifying investors to participate in the private placement closed on May 31, 2007.

We refer readers to Note 4. of the financial statements accompanying this Registration Statement for details of payments made by management to the Company.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as at June 30, 2007, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Title or Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent of Class

Common Stock	Martine Caron 990 Richard Street, St, Wenceslas, Quebec, Canada, G0Z 1J0	750,000	47.05%
Common Stock	Russell L. James 3835 Becancour Blvd. Becancour, Quebec, Canada, G9H 3W8	450,000	28.23%

Common Stock	Directors and Officers as a Group	1,200,000	75.28%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)
Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

Future Sales by Existing Shareholders

As of June 30, 2007 there are a total of 1,593,000 shares of our common stock are issued and outstanding. Of these all 1,593,000, being 100%, are ‘restricted shares’ as defined in Rule 144 of the Securities Act of 1933. Under this Prospectus, we are registering 513,000 shares, being 32.2% of our issued shares leaving 1,080,000 shares, being 67.8% of our shares, as restricted shares.

Martine Caron	675,000 shares
Russell L. James	405,000 shares

Total restricted shares	1,080,000 shares

DESCRIPTION OF SECURITIES

Our authorized capital consists of 200,000,000 shares of common stock, par value $0.001 per share, of which 1,593,000 shares are issued and outstanding.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

In addition, the shares of common stock are not convertible into any other securities. There are no restrictions on dividends under any loan or other financing arrangements.

Dividend Policy

As of the date of this Prospectus we have not paid any cash dividends to stockholders. The declaration of any future cash dividends, if any, will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

Change in Control of Our Company

We do not know of any arrangements which might result in a change in control.

Transfer Agent

We have engaged the services of Empire Stock Transfer Inc., 2470 St Rose Parkway, Henderson, Nevada, USA, 89075, to act as transfer and registrar.

Debt Securities and Other Securities

There are no debts or other securities outstanding.

Market Information

Our shares of common stock are not traded on any public market but it is our intention to find a market maker who will make an application to the NASD to have our shares accepted for trading on the OTCBB once this registration statement becomes effective. At the present time, there is no established market for the shares of Portage and there is no assurance that a trading market will ever be established. Further, there is no assurance an application to the NASD will be approved. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC; being as a minimum Forms 10-QSB and 10-KSB and other filings. Market makers will not be permitted to begin quotation of a security whose issuer does not meet these filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be moved following a 30 or 60 day grace period if they do not make their filing during that time. If our common stock is not quoted on the OTCBB, there will be no market for trading in our common stock. This would make it far more difficult for stockholders to dispose of their common stock. This could have an adverse effect on the price of the common stock.

With a lack of liquidity in our common stock, trading prices might be volatile with wide fluctuations. This assumes that there will be a secondary market at all. Things that could cause wide fluctuations in our trading price of our stock could be due to one of the following or a combination of several of them:

●	Our variations in our operations results, either quarterly or annually;

●	trading patterns and share prices in other exploration companies which our shareholders consider similar to ours;

●	The exploration results on the Portage Claims, and

●	other events which we have not control over.

In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These wide fluctuations may adversely affect the trading price of our shares regardless of our future performance and that of Portage. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether successful or not, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on our business, results of operations and financial conditions.

“Penny Stock” Requirements

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The SEC has adopted a rule that defines a “penny stock”, for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stock; and

●	that the broker or dealer receive from the investor a writer agreement to the transactions setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account transactions in penny stock, the broker or dealer must:

●	obtain financial information and investment experience and objectives of the person; and

●
make reasonable determination that the transactions in penny stock are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable ofevaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable by both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling shares and may cause the price of our shares to decline.

CERTAIN TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

On February 21, 2006 Portage issued to:

(i) our President, Chief Executive Officer and Director, Martine Caron, 750,000 shares at the price of $0.001 per share for total consideration of $750. Ms. Caron has registered 75,000 of these shares pursuant to this prospectus; and

(ii) our Chief Financial Officer, Chief Accounting Officer, Secretary-Treasurer and a Director, Russell James, 450,000 shares at the price of $0.001 per share for total consideration of $450. Mr. James has registered 45,000 of these shares pursuant to this prospectus.

Ms. Caron and Mr. James were, among other things, responsible for organizing Portage, developing and implementing our business plan, sifting through a number of possible mineral prospects before settling on acquisition of the Portage Claims, arranging financing and taking on the task of preparing this prospectus. The share issuance to Ms. Caron and Mr. James noted above was in recognition of these services and their central role in creating, financing and furthering its business objectives from inception.

As of May 31, 2007, Ms. Caron has received $5,200 from the Company. This sum represents a monthly management fee of $1,000 plus $300 on account for providing office space to the Company. Management fees are paid in consideration of advisory services provided to the Company by Ms. Caron including administrative/planning, financial, capital raising and other matters.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel referred to in the prospectus has any interest in Portage. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Portage or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, Portage. Our financial statements included in this Prospectus have been audited by Madsen & Associates, CPA’s Inc. of # 3- 684 East Vine, Murray, Utah, 84107, as set forth in their report included in this Prospectus.

The geological report on the Portage Claims dated February 2006 titled "Technical Report on the Alki Creek Property Klondike Area, Yukon”, was authored by R. Allan Doherty, P. Geo., of 106A Granite Road, Whitehorse, Yukon, Y1A 2V2.

The legality of the shares of common stock being registered has been passed upon by Daniel B. Eng, Esq., 1455 Response Road, Suite 230, Sacramento, California, 95815.

 MARKET FOR COMMON SHARES
Market Information

At the present time, there is no established market price for our shares.

There are no common shares subject to outstanding options, warrants or securities convertible into common equity of our Company.

The number of shares subject to Rule 144 is 1,593,000. Share certificates representing these shares have the appropriate legend affixed on them.

There are no shares being offered to the public other than indicated in this prospectus

Holders

Portage has 36 shareholders as at the date of this prospectus.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Portage has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Portage and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; Independent Accountants will audit the financial statements.

Our audited financial statements for the ten-month period from inception to May 31, 2007 immediately follow:

MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors
Portage Resources Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Portage Resources Inc. (pre-exploration stage company) at May 31, 2007, and the related statement of operations, changes in stockholders' equity, and cash flows for the period from July 20, 2006 (date of inception) to May 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Portage Resources Inc as at May 31, 2007, and the results of operations and cash flows for the period from July 20, 2006 (date of inception) to May 31, 2007, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activities and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah                                  MADSEN & ASSOCIATES, CPA’s INC.
July 12, 2007

PORTAGE RESOURCES INC.
(A Pre-exploration Stage Company)
BALANCE SHEET
May 31, 2007

ASSETS

CURRENT ASSETS

Cash	$ 17,517

Total Current Assets	$ 17,517

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES

Accounts payable	$ 4,317
Accounts payable - related parties	17,156

Total Current Liabilities	21,473

STOCKHOLDERS’ DEFICIENCY

Common stock
200,000,000 shares authorized, at $0.001 par value;
1,593,000 shares issued and outstanding	1,593
Capital in excess of par value	19,257
Deficit accumulated during the pre-exploration stage	(24,806)

Total Stockholders’ Deficiency	(3,956)

$ 17,517

The accompanying notes are an integral part of these financial statements.

PORTAGE RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF OPERATIONS
For the period from July 20, 2006 (date of inception) to May 31, 2007

REVENUES	$ -

EXPENSES

Exploration, staking and geological report	7,503
Administrative	17,303

NET LOSS FROM OPERATIONS	$(24,806)

NET LOSS PER COMMON SHARE

Basic and diluted	$ (0.02)

AVERAGE OUTSTANDING SHARES

Basic	1,201,252

The accompanying notes are an integral part of these financial statements.

PORTAGE RESOURCES INC.
(Pre-Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period  July 20, 2006 (date of inception) to May 31, 2007

	Common Shares	Stock Amount	Capital in Excess of Par Value	Accumulated Deficit

Balance July 20, 2006	-	$ -	$ -	$ -

Issuance of common shares for cash at $.001 - February 21, 2007	1,200,000	1,200	-	-

Issuance of common shares for cash at $.05 - May 31, 2007	393,000	393	19,257	-

Net operating loss for the period July 20, 2006 ( date of Inception) to May 31, 2007	-	-	-	(24,806)

Balance as at May 31, 2007	1,593,000	$ 1,593	$ 19,257	$ (24,806)

The accompanying notes are an integral part of these financial statements

PORTAGE RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF CASH FLOWS

For the period from July 20, 2006 (date of inception) to May 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(24,806)

Adjustments to reconcile net loss to net cash provided by operating activities:

Changes in accounts payable	4,317

Net Cash Provided (Used) in Operations	(20,489)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loan from related party	17,156
Proceeds from issuance of common stock	20,850
38,006

Net Increase (Decrease) in Cash	17,517

Cash at Beginning of Period	-

CASH AT END OF PERIOD	$ 17,517

The accompanying notes are an integral part of these financial statements

PORTAGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2007

1. ORGANIZATION

The Company, Portage Resources Inc. was incorporated under the laws of the State of Nevada on July 20, 2006 with the authorized capital stock of 200,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the pre-exploration stage.

The Company has elected May 31 as its fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then only the basic per share amounts are shown in the report.

PORTAGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On May 31, 2007 the Company had a net operating loss carry forward of $24,806 for income tax purposes. The tax benefit of approximately $7,500 from the loss carry forward has been fully offset by a valuation reserve because the future tax benefit is undeterminable since the Company is unable to establish a predictable projection of operating profits for future years. Losses will expire on 2027.

Foreign Currency Translations

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. The functional currency is considered to be US dollars.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value to their short term maturities.

PORTAGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.
Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Unproven Mining Claim Costs

Cost of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. AQUISITION OF MINERAL CLAIM

In late 2006, the Company had the ROK 1-20 claims staked and ownership put into its own name. The claims are located 15 miles east of Dawson City, Yukon. The expiry dates of the claims are December 13, 2007. In accordance with the Yukon Quartz Mining Act, yearly extensions to the expiry dates of quartz claims are dependent upon conducting $100 (Cdn) (US$92) for work per claim or paying the equivalent cash in lieu of work for a total consideration of $2,000 (Cdn.) (US$1,840). On the date of this report the Company had not established the existence of a commercially minable ore deposit on the claims.

PORTAGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 31, 2007

4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTY

Officers-directors and their families have acquired 75% of the common stock issued and have made no interest, demand loans to the Company of $17,156.

Officers-directors are compensated for their services in the amount of a total $1,000 per month starting February 1, 2007.

5. CAPITAL STOCK

On February 21, 2007, Company completed a private placement consisting of 1,200,000 common shares sold to directors and officers at a price of $0.001 per share for a total consideration of $1,200. On May 31, 2007, the completed a private placement of 393,000 common shares at $0.05 per share for a total consideration of $19,650.

6.	GOING CONCERN

The Company will need additional working capital to service its debt and to develop the mineral claims acquired, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to Portage’s best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.

ARTICLES AND BYLAWS. Portage’s Articles of Incorporation (Article 12) and Portage’s Bylaws (Article 11) provide that Portage shall, to the fullest extent permitted by law, indemnify all directors of Portage, as well as any officers or employees of Portage to whom Portage was agreed to grant indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, Portage has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by us:

Auditing and Accounting	$ 4,950
Legal and Consulting	27,500
Printing, photocopying and deliver	200
SEC filing fees	3

Total estimated expenses of issuance and distribution	$ 32,653

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares within the past three years

Since inception on July 20, 2006 to the date of this registration statement, Portage has sold the following securities which were not registered under the Securities Act of 1933:

On February 21, 2007 we accepted subscriptions for our two officers, both residents of Quebec, Canada, for the purchase of 1,200,000 shares at the price of $0.001 per share raising net proceeds of $1,200.

On May 31, 2007 we accepted subscriptions from 34 individual investors, all residents of the Provinces of Ontario and Quebec, Canada, for the purchase of 393,000 shares at a price of $0.05 per share raising net proceeds of $19,650.

We issued the foregoing restricted shares of common stock to the individuals pursuant to Regulation S of the Securities Act of 1933.No commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone. All of the investors are residents outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Portage, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign (Canada) directed offering, to residents thereof and in accordance with the rules and regulations of the British Columbia Securities Commission.

ITEM 27.   EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Description

3.1	Certificate of Incorporation

3.2	Articles of Incorporation

3.4	Bylaws

4	Specimen Stock Certificate

5	Opinion re. Legality, Daniel B. Eng, Attorney At Law

10.1	Transfer Agent and Registrar Agreement
11	Statement re: Computation of Per Share Earnings

14	Code of Ethics

23.1 23.2 23.3	Consent of Madsen & Associates, CPA’S Inc. Consent of Daniel B. Eng, Attorney At Law (refer to Exhibit 5) Consent of R. Allan Doherty, Professional Geologist.

99.1	Audit Committee Charter

ITEM 28: UNDERTAKINGS

Portage hereby undertakes:

(a)

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(c)
Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Portage certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St Wenceslas, Quebec, Canada on July , 2007.

                    PORTAGE RESOURCES INC.

                                                    MARTINE CARON
            Martine Caron
            Principal Executive Officer
            President, and Director

Special Power of Attorney

The undersigned constitute and appoint Martine Caron their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: July 13 , 2007.

MARTINE CARON
Martine Caron
Principal Executive Officer
President and Director

RUSSELL L. JAMES
Russell L. James
Principal Financial Officer, Principal Accounting Officer,
Secretary Treasurer and Director